CREDIT SUISSE FIRST BOSTON                              Exhibit 20        Page 1

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   December 1, 1997 through December 31, 1997


A. ORIGINAL DEAL PARAMETER INPUTS
   ------------------------------

(A) Original Total Portfolio                                                                         $110,004,479.62
(B) Class A Noteholders' Percentage                                                                            67.00%
(C) Original Class A Note Balance                                                                     $73,703,000.00
(D) Class A Note Rate                                                                                           6.20%
(E) Class B Noteholders' Percentage                                                                            17.00%
(F) Original Class B Note Balance                                                                     $18,700,000.00
(G) Class B Note Rate                                                                                           6.40%
(H) Class C Noteholders' Percentage                                                                            10.00%
(I) Original Class C Note Balance                                                                     $11,000,000.00
(J) Class C Note Rate                                                                                           7.00%
(K) Class D Certificateholders' Percentage                                                                      6.00%
(L) Original Class D Certificate Balance                                                               $6,601,479.62
(M) Class D Certificate Rate                                                                                    0.00%
(N) Servicing Fee Rate                                                                                          3.50%
(O) Original Weighted Average Coupon (WAC)                                                                     20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                             54.45 months
(Q) Number of Contracts                                                                                        9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                             5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                             2,200,089.59
    (iii) Initial Deposit                                                                               1,650,067.19

(S) Noteholders' Percentage                                                                                    94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                    Total Trust
   ---------------------------------------------                                                    -----------

(A) Total Portfolio Outstanding                                                                      $101,881,145.31
(B) Total Portfolio Pool Factor                                                                            0.9261545
(C) Class A Note Balance                                                                              $67,912,896.15
(D) Class A Principal Factor                                                                               0.9214401
(E) Class A Interest Carryover Shortfall                                                                        0.00
(F) Class A Principal Carryover Shortfall                                                                       0.00
(G) Class B Note Balance                                                                              $17,230,928.97
(H) Class B Principal Factor                                                                               0.9214401
(I) Class B Interest Carryover Shortfall                                                                        0.00
(J) Class B Principal Carryover Shortfall                                                                       0.00
(K) Class C Note Balance                                                                              $10,135,840.57
(L) Class C Principal Factor                                                                               0.9214401
(M) Class C Interest Carryover Shortfall                                                                        0.00
(N) Class C Principal Carryover Shortfall                                                                       0.00
(O) Class D Certificate Balance                                                                        $6,601,479.62
(P) Reserve Account Balance                                                                             3,158,343.28
(Q) Payahead Account Balance                                                                              192,845.56
(R) Aggregate Subordinated Servicing Fees to Date                                                         943,242.97
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                         0.00
(T) Cumulative Net Losses for All Prior Periods                                                         1,846,555.58
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       20.00%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                               51.79 months
(W) Number of Contracts                                                                                        8,611

C. INPUTS FROM THE MAINFRAME
   -------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                  $1,830,257.84
    (ii)  Interest Payments Received                                                                    1,620,990.77
    (iii) Repurchased Loan Principal                                                                            0.00
    (iv)  Repurchased Loan Interest                                                                             0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                      0.00
(C) Amount Applied From Payahead Account                                                                   57,861.29
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       19.99%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                           50.77 months
(F) Remaining Number of Contracts                                                                              8,393
(G) Delinquent Contracts
                                                                            Contracts                      Amount
                                                                            ---------                      ------

    (i)   30-59 Days Delinquent                                              215             2.56%     $2,613,787.77     2.67%
    (ii)  60-89 Days Delinquent                                                0             0.00%              0.00     0.00%
    (iii) 90 Days or More Delinquent                                           0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
   ---------------------------------

(A) Aggregate Net Losses for Collection Period                                                         $1,344,161.68
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                            $2,043,677.47
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                  631,283.28
    (iii) Recoveries on Previously Liquidated Contracts                                                    68,232.51
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                              246


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

                                  Controller                        01/09/98
/s/ Thomas R. Blend
---------------------------------------------                       ------------
Signature                         Title                             Date

CREDIT SUISSE FIRST BOSTON                        Exhibit 20              Page 2

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   December 1, 1997 through December 31, 1997


I. COLLECTIONS
   -----------

(A) Principal Payments Received (C(A)i)                                                               $1,830,257.84
(B) Interest Payments Received (C(A)ii)                                                                1,620,990.77
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             699,515.79
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                 ------------------

(F) Total Collections (A+B+C+D+E)                                                                     $4,150,764.40

                                                                                                 ------------------

(G) Total Available Amount (F)                                                                        $4,150,764.40

II. DISTRIBUTIONS
    -------------

(A) Principal Payments Received (C(A)i)                                                               $1,830,257.84
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          2,043,677.47
                                                                                                 ------------------
(D) Principal Distribution Amount (A+B+C)                                                             $3,873,935.31


(E) Current Servicing Fee (Subordinated)                                                                $297,153.34
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                 ------------------
(G) Total Servicing Fees Payable                                                                               0.00
(H) Servicing Fees Paid from Collection Account                                                                0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                   297,153.34
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   1,240,396.31

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                 $350,883.30
    (ii)   Class A Interest Distributable Amount                                                         350,883.30
    (iii)   Class A Monthly Principal Distributable Amount                                             2,595,567.00
    (iv)   Class A Principal Distributable Amount                                                      2,595,567.00
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $2,946,450.30
    (vi) Class A Interest Paid from Collection Account                                                   350,883.30
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                2,595,567.00
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                  $91,898.29
    (ii)   Class B Interest Distributable Amount                                                          91,898.29
    (iii)   Class B Monthly Principal Distributable Amount                                               658,549.90
    (iv)   Class B Principal Distributable Amount                                                        658,549.90
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $750,448.19
    (vi) Class B Interest Paid from Collection Account                                                    91,898.29
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  658,549.90
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                  $59,125.74
    (ii)   Class C Interest Distributable Amount                                                          59,125.74
    (iii)   Class C Monthly Principal Distributable Amount                                               387,382.29
    (iv)   Class C Principal Distributable Amount                                                        387,382.29
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $446,508.03
    (vi) Class C Interest Paid from Collection Account                                                    59,125.74
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  387,382.29
    (x) Reserve Account Draw for Class C Principal Payable                                                     0.00
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                $1,240,396.31
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                             0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                       $1,240,396.31

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                       $232,436.12
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

CREDIT SUISSE FIRST BOSTON                            Exhibit 20          Page 3

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   December 1, 1997 through December 31, 1997


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(Q))                                                                         $192,845.56
(B) Amounts Applied to Payahead Account (C(B))                                                                     0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                            57,861.29
                                                                                                    -----------------
(D) Ending Period Balance                                                                                   $134,984.27

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                            Begin. of Period         End of Period
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                $101,881,145.31             $98,007,210.00
    (ii)   Total Pool Factor                                                       0.9261545                  0.8909384
    (iii)  Receivables Balance                                                101,881,145.31              98,007,210.00
    (iv)   Prefunding Account Balance                                                   0.00                       0.00
    (v)    Class A Note Balance                                               $67,912,896.15             $65,317,329.15
    (vi)   Class A Principal Factor                                                0.9214401                  0.8862235
    (vii)  Class B Note Balance                                               $17,230,928.97             $16,572,379.07
    (viii) Class B Principal Factor                                                0.9214401                  0.8862235
    (ix)   Class C Note Balance                                               $10,135,840.57              $9,748,458.28
    (viii) Class C Principal Factor                                                0.9214401                  0.8862235
    (ix)   Class D Certificate Balance                                         $6,601,479.62              $6,369,043.50

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                20.00%                     19.99%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    51.79 months               50.77 months
    (iii) Remaining Number of Contracts                                                8,611                      8,393



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")


(A) Beginning RA Balance (B(H))                                                                           $3,158,343.28

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                     0.00

(I) Overcollateralization Amount                                                                         $32,689,880.85
(J) Maximum Specified Reserve Balance                                                                     14,701,081.50
(K) Specified Reserve Account Balance                                                                     14,701,081.50

(L) Amount Available for Deposit to the RA                                                                     7,357.88
                                                                                                      -----------------

(M) RA Balance Prior to Release                                                                           $3,165,701.16
(N) Specified Reserve Account Balance                                                                     14,701,081.50
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $3,165,701.16


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                           $1,344,161.68
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $2,043,677.47
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            631,283.28
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                             68,232.51
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                     3,190,717.26

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts                   Amount
                                                                                   ---------                   ------

    (i)   30-59 Days Delinquent (C(G)i)                                               215         2.56%   $2,613,787.77     2.67%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                0         0.00%            0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0         0.00%            0.00     0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                          246         2.93%    2,902,501.32     2.96%

CREDIT SUISSE FIRST BOSTON                             Exhibit 20         Page 4

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                   December 1, 1997 through December 31, 1997


 VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
      ---------------------------------------------


 (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
     (i)   Second Preceeding Collection Period                                               7.97%
     (ii)  Preceeding Collection Period                                                     12.02%
     (iii) Current Collection Period                                                        15.83%
     (iv)  Three Month Average (Avg(i,ii,iii))                                              11.94%

 (B) Ratio of Balance of Contracts Delinquent 60 Days or More and
        Balance of Financed Vehicles Repossessed but not Charged off to
        the Outstanding Pool Balance as of Each Collection Period.
     (i)   Second Preceeding Collection Period                                               2.20%
     (ii)  Preceeding Collection Period                                                      2.42%
     (iii) Current Collection Period                                                         2.96%
     (iv)  Three Month Average (Avg(i,ii,iii))                                               2.53%

 (C) Cumulative Net Loss Ratio                                                               2.90%

 (D) Loss and Delinquency Trigger Indicator                                   Trigger Was Hit!!


 VIII. RECONCILIATION OF COLLECTION ACCOUNT
       ------------------------------------


 (A) Collection Account Beginning Balance (I(H))                                     4,150,764.40
 (B) Servicing Fee Paid (II(H))                                                              0.00
 (C) Class A Interest Paid (II(M(vi)))                                                 350,883.30
 (D) Class B Interest Paid (II(N(vi)))                                                  91,898.29
 (E) Class C Interest Paid (II(O(vi)))                                                  59,125.74
 (F) Class A Principal Paid (II(M(ix)))                                              2,595,567.00
 (G) Class B Principal Paid (II(N(ix)))                                                658,549.90
 (H) Class C Principal Paid (II(O(ix)))                                                387,382.29
 (I) Reserve Account Deposit                                                             7,357.88
 (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                 0.00
 (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                               0.00
 (L) Releases to Seller                                                                      0.00

                           AFG Receivables Trust 1997-B     Exhibit 20   Page 5
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period    December 1, 1997 through December 31, 1997
Distribution Date    01/15/98
Month:               4

Statement for Class A, Class B and Class C Noteholders and
Certificateholders Pursuant to Section 5.6
of the Sale and Servicing Agreement                                                                       Per $1,000 of Outstanding
                                                                                                           Class A/Class B/Class C
                                                                                                             Certificate Amount
                                                                                                           -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                   2,595,567.00    38.2190593
          Class B Note  Amount                                                                     658,549.90    38.2190593
          Class C Note  Amount                                                                     387,382.29    38.2190593
          Certificates  Amount                                                                     232,436.12    35.2097002


(ii)  Interest Distribution
          Class A Note  Amount                                                                     350,883.30    5.1666667
          Class B Note  Amount                                                                      91,898.29    5.3333335
          Class C Note  Amount                                                                      59,125.74    5.8333337



(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)                98,007,210.00


(iv)   Class A Notes Balance (end of Collection Period)                                         65,317,329.15
        Class A Pool Factor (end of Collection Period)                                              0.8862235
        Class B Notes Balance (end of Collection Period)                                        16,572,379.07
        Class B Pool Factor (end of Collection Period)                                              0.8862235
        Class C Notes Balance (end of Collection Period)                                         9,748,458.28
        Class C Pool Factor (end of Collection Period)                                              0.8862235
        Certificates Balance (end of Collection Period)                                          6,369,043.50



(v)  Basic Servicing Fee                                                                           297,153.34    2.9166667


(vi)   Aggregate Net Losses                                                                      1,344,161.68


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 3,165,701.16
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                14,701,081.50
        Draws on Reserve Account                                                                         0.00
        Deposits to Reserve Account                                                                  7,357.88


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                           Number                 Balance
                                                                                  ------------------------------------------------
           30-59 Days                                                                                     215    2,613,787.77
           60-89 Days                                                                                       0            0.00
           90 Days or More                                                                                  0            0.00